Exhibit 99

For Immediate Release	For Immediate Release
Monday, November 20, 2006	For More Information Contact:
Mike Pigott (615) 259-4000

LAST OF NHC NURSING HOME FIRE CASES SETTLED

Families say they are relieved by closure after three years

Nashville, Tenn. - The last two lawsuits filed against National Healthcare Corp. over a tragic Nashville nursing home fire in September 2003 have been settled out of court, attorneys for both sides announced today.

The parties agreed to keep terms of the settlements confidential, but lawyers for both NHC and for the families of fire victims expressed satisfaction and relief after the settlement.

John Norris, one of the attorneys for the families of former nursing home patients Emmie Webb and Laura Caluger, said, "Our clients, Linda Bordenave, Wayne Caluger and Amy Cato, are glad to put this lawsuit behind them.

"They take comfort in knowing that this tragic fire has led to an increased awareness of fire safety in nursing homes and to greater protection of nursing home residents," Norris said.

More than 30 lawsuits resulted from the Sept. 25, 2003 fire that claimed more than a dozen patients. All of those lawsuits have now been settled, lawyers said.

Speaking for NHC, attorney Lee Barfield of Bass Berry & Sims said, "NHC is pleased to bring these cases to closure for the families, the employees and the community."

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